UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 12, 2000


                               SYNERGY BRANDS INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                         0-19409            22-2993066
(State or Other                   (Commission        (IRS Employer
jurisdiction of                   File Number)       Identification No.)
incorporation)


                     40 Underhill Blvd., 11791 Syosset, N.Y.
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (516)682-1980



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                           FORWARD LOOKING STATEMENTS

     Certain statements in this Form 8-K, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


ITEM 5.   OTHER EVENTS.

     On December 12, 2000, the Registrant ("SYBR") entered into an agreement with one of the largest U.S. based media bartering companies to transfer $15 million of its radio and television advertising and promotional support provided by Sinclair Broadcast Group, Inc. ("SBGI")for cash and trade credits. In addition SYBR entered into an agreement with SBGI which modifies their original agreement of November 1999, and provides for SBGI to exchange its 50% ownership interest in BeautyBuys.com, Inc. ("BeautyBuys"), a subsidiary of SYBR, for an increased equity interest in SYBR to 3.2 million shares and options. In addition, BeautyBuys will relieve SBGI of its obligation to provide $8 million (of the $15 million) of its media inventory.

     As a result of the exchange, BeautyBuys again will become a wholly-owned subsidiary of SYBR. Further, SBGI will relinquish its seats on BeautyBuy's board.

                                    SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    SYNERGY BRANDS, INC.


                                                    By: /s/ Mitchell Gerstein
                                                    ----------------------------
                                                    Name: Mitchell Gerstein
                                                    Title: Secretary



Date: December 18, 2000